     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 30, 1997
                                                       REGISTRATION NO. 333-
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                ---------------
                           ATMOS ENERGY CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
               TEXAS                                    75-1743247
  (STATE OR OTHER JURISDICTION OF                    (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)                 IDENTIFICATION NUMBER)

                           1800 THREE LINCOLN CENTRE
                               5430 LBJ FREEWAY
                              DALLAS, TEXAS 75240
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                                ---------------
                               GLEN A. BLANSCET
            VICE PRESIDENT, GENERAL COUNSEL AND CORPORATE SECRETARY
                           1800 THREE LINCOLN CENTRE
                               5430 LBJ FREEWAY
                              DALLAS, TEXAS 75240
                                (972) 934-9227
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT OF SERVICE)
                 PLEASE SEND COPIES OF ALL COMMUNICATIONS TO:
                                BRYAN E. BISHOP
                          LOCKE PURNELL RAIN HARRELL
                         (A PROFESSIONAL CORPORATION)
                         2200 ROSS AVENUE, SUITE 2200
                              DALLAS, TEXAS 75201
                                (214) 740-8000
                                ---------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after the effective date of this Registration Statement.
  If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than the securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
  Pursuant to Rule 429 of the Securities Act of 1933, the prospectus contained in this registration statement relates to securities previously registered on November 16, 1990 on Form S-3, Registration No. 33-37869, February 12, 1993 on Form S-3, Registration No. 33-58220, October 14, 1993 on Form S-3, Registration No. 33-70212 and December 16, 1994 on Form S-3, Registration No. 33-56915.
  The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

                        CALCULATION OF REGISTRATION FEE
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
                                                       PROPOSED       PROPOSED
                                                       MAXIMUM        MAXIMUM
                                                       OFFERING      AGGREGATE      AMOUNT OF
 TITLE OF EACH CLASS OF SECURITIES    AMOUNT TO BE    PRICE PER       OFFERING     REGISTRATION
         TO BE REGISTERED              REGISTERED      SHARE(1)       PRICE(1)        FEE(2)
-------------------------------------------------------------------------------
 Common Stock, no par value per
  share (includes associated           1,500,000
  Rights(3))......................       shares       $24.09375     $36,140,625      $10,952

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(1)Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c), based upon the average of the high and low prices per share reported on the New York Stock Exchange Composite Tape on July 28, 1997.
(2)This registration statement, pursuant to Rule 429, relates to 1,450,000 shares of Common Stock of the Registrant previously registered, for which $18,007 in registration fees have been previously paid to the Securities and Exchange Commission in connection with such registrations.
(3)This Registration Statement also pertains to rights to purchase shares of Common Stock of the Registrant. One right is attached to and trades with each share of Common Stock of the Registrant. Until the occurrence of certain events, the rights are not exercisable and will not be evidenced or transferred apart from the Common Stock.

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

                            SUBJECT TO COMPLETION.
                              DATED JULY 30, 1997

PROSPECTUS
                [LOGO OF ATMOS ENERGY CORPORATION APPEARS HERE]
                           ATMOS ENERGY CORPORATION
                          DIRECT STOCK PURCHASE PLAN
  Atmos Energy Corporation (the "Company"), as a service to registered holders of its common stock, no par value ("Common Stock"), customers and other investors, hereby offers a Direct Stock Purchase Plan (the "Plan"). The Plan is designed to provide investors with a convenient and economical way to purchase shares of Common Stock and to reinvest all or a portion of their cash dividends in additional shares of Common Stock. No service fee or brokerage commissions will be charged to participants for purchases made under the Plan.

  Participants in the Plan may:
    . Automatically reinvest cash dividends on all or a portion of the shares of Common Stock registered in their name and on all shares held in Plan accounts at a 3% discount from current market prices.
    . Invest in Common Stock at current market prices by making voluntary cash payments ("Voluntary Cash Payments") of at least $25 up to a maximum of $100,000 each calendar year.
    . Deposit share certificates for safekeeping.
    . Make automatic monthly investments by electronic funds transfer from their bank account.
    . Establish an Individual Retirement Account ("IRA") and contribute or roll over amounts to the IRA through a Plan account.

  BankBoston, N.A. is administrator of the Plan and acts as agent for participants ("Agent" or "BankBoston"). As Agent it will use dividends and Voluntary Cash Payments received from participants to acquire shares of Common Stock for the account of participants through the Plan. Individuals who are not shareholders may make initial investments of at least $200 and not more than $100,000 ("Initial Investments") and the Agent will purchase shares of Common Stock through the Plan at current market prices. The Agent may purchase shares on the open market or may purchase original issue shares from the Company.

  This prospectus (the "Prospectus") relates to 1,500,000 authorized shares of Common Stock offered for purchase under the Plan and should be retained for future reference. The Company's Common Stock is presently traded on the New York Stock Exchange.

                               ---------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ---------------

                 The date of this Prospectus is July __, 1997.

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"), which may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: New York Office (7 World Trade Center, Suite 1300, New York, New York 10048) and Chicago Office (500 W. Madison St., Suite 1400, Chicago, Illinois 60621-2511). Copies of such materials also can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Additionally, copies of reports, proxy statements and other information filed with the Commission electronically by the Company may be inspected by accessing the Commission's Internet site at http://www.sec.gov.

  The Company's securities are listed on the New York Stock Exchange, and reports, proxy statements and other information concerning the Company can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents, which have heretofore been filed by the Company with the Commission pursuant to the Exchange Act, are incorporated herein by reference and are deemed to be a part hereof:

    (a) Annual Report on Form 10-K for the fiscal year ended September 30,
  1996;

    (b) Quarterly Report on Form 10-Q for the quarter ended December 31,
  1996;

    (c) Quarterly Report on Form 10-Q for the quarter ended March 31, 1997;

    (d) Current Report on Form 8-K dated November 2, 1996;

    (e) Current Report on Form 8-K dated November 16, 1996;

    (f) Current Report on Form 8-K dated February 17, 1997;

    (g) Current Report on Form 8-K dated March 17, 1997;

    (h) Current Report on Form 8-K dated April 4, 1997;

    (i) Current Report on Form 8-K dated July 17, 1997; and

    (j) The description of Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A dated September 7, 1988 (Commission File No. 1-10042) filed pursuant to Section 12 of the Exchange Act and all amendments thereto and reports which have been filed for the purpose of updating such description, including, without limitation, the Registrant's Current Report on Form 8-K dated November 16, 1996.

  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the shares of Common Stock offered hereby also shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

  The Company will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Such requests should be directed to: Atmos Energy Corporation, 1800 Three Lincoln Centre, 5430 LBJ Freeway, Dallas, Texas 75240, Attention: Investor Relations.

                                  THE COMPANY

  Atmos Energy Corporation is the issuer of the Common Stock referred to herein. The Company's principal executive offices are located at 1800 Three Lincoln Centre, 5430 LBJ Freeway, Dallas, Texas 75240, and its telephone number is (972) 934-9227.

  The Company is primarily engaged in the distribution and sale of natural gas to approximately 673,000 residential, commercial, industrial, agricultural, and other customers in over 400 cities, towns and communities in parts of Texas, Kentucky, Colorado, Kansas, Missouri and Louisiana. United Cities Gas Company, an Illinois and Virginia corporation, which is also engaged primarily in the distribution of natural gas, will be merged with and into the Company, effective July 31, 1997. After the merger, the Company will serve approximately one million customers in these states as well as the states of Tennessee, Illinois, Iowa, Georgia, North Carolina, South Carolina and Virginia.

                                 THE OFFERING

  This Prospectus relates to 1,500,000 authorized shares of Common Stock offered for purchase under the Plan by shareholders of record, customers and other investors through the reinvestment of dividends, Voluntary Cash Payments of at least $25 and not more than $100,000 per calendar year, and Initial Investments of at least $200 and not more than $100,000.

  Shares purchased with reinvested dividends are offered at a 3% discount from current market prices. Such discount has not been changed since the inception of the discount and could be adjusted by the Company depending upon the number of shares purchased under the Plan and the willingness of the Company to continue to offer the discount at the current level. There is no maximum number of shares or dollar amount of dividend reinvestment under the Plan.

  There is no discount applicable to shares purchased with Voluntary Cash Payments or Initial Investments. Such shares are purchased at current market prices. No more than $100,000 of Voluntary Cash Payments may be made by a participant during each calendar year and a non-shareholder may not make an Initial Investment of more than $100,000. However, after an Initial Investment is made, a participant is allowed to make Voluntary Cash Payments up to $100,000 during the next calendar year.

  The discount on shares purchased with reinvested dividends and the absence of a maximum on dividend reinvestment may provide an incentive for certain persons to enter into transactions that would allow them to acquire shares prior to a dividend record date, reinvest at the discounted purchase price and resell the shares in order to capture the discount. The Company has not experienced nor does it expect significant activity of such nature. Any person engaging in such transactions may be considered to be an underwriter within the meaning of section 2(11) of the Securities Act of 1933. The Company has not entered into any arrangement, either formal or informal, with any person to engage in such transactions.

                             PLAN OF DISTRIBUTION

  The Common Stock being offered hereby is offered pursuant to a dividend reinvestment and direct stock purchase plan, the terms of which provide for the purchase by the Agent of shares of Common Stock on the open market or directly from the Company, at the Company's discretion. Atmos pays all fees, commissions and expenses incurred in connection with the Plan including the annual administrative fee. However, a participant is responsible for all commissions and fees relating to the sale of all or a portion of the shares of Common Stock in his or her Plan account.

                                   THE PLAN

  The following is a question and answer statement of the provisions of the Direct Stock Purchase Plan:

PURPOSE AND ADVANTAGES

  1. What is the purpose of the Plan?

  The purpose of the Plan is to provide to Company shareholders, customers and other investors a simple, convenient and economical way to accumulate and increase their investment in Common Stock and to reinvest all or a portion of their cash dividends in additional shares of Common Stock.

  2. What are some of the advantages of the Plan?

  --Participants have the opportunity to reinvest cash dividends on all or a portion of the shares of Common Stock registered in their names and on all shares held in Plan accounts at a 3% discount from current market prices.

  --Participants in the Plan may purchase additional shares of Common Stock at 100% of market price by making Voluntary Cash Payments of at least $25 up to $100,000 per calendar year. Voluntary Cash Payments may be made by check, money order or electronic funds transfer from a predesignated U.S. checking or savings account.

  --Persons who are not already shareholders may purchase shares of Common Stock at 100% of market price and become a participant in the Plan by making an Initial Investment of at least $200 and not more than $100,000.

  --All shares of Common Stock are purchased under the Plan without charge to Plan participants or any service fees or brokerage commissions.

  --The Plan offers a "safekeeping" service whereby shareholders of record may deposit their Common Stock certificates with the Agent and have their ownership of such Common Stock maintained on the Agent's records as part of their Plan account.

  --An IRA or SEP-IRA may be established through an individual or employer Simplified Employee Pension contribution, or rolled over from an existing IRA or SEP/IRA through the Plan.

  --Participants may direct the Agent to transfer, at any time and at no cost to the participant, all or a portion of the participant's shares held under the Plan to another person. (Gift certificates are available from the Agent).

  --Statements of account are mailed to participants after any investment activity in the participant's account.

DISADVANTAGES OF THE PLAN

  3. What are some of the disadvantages of the Plan?

  By not receiving cash dividends, but instead having Common Stock purchased for their accounts, participants must bear the market risk associated with the Common Stock. Also, participants have no control over the price at which Common Stock is purchased or sold for their accounts.

ADMINISTRATION

  4. Who administers the Plan?

  BankBoston administers the Plan, purchases and holds shares of Common Stock acquired under the Plan, maintains records, and sends statements of account activity to participants. All Enrollment Authorization Forms (as described in Question No. 7), Voluntary Cash Payments, Initial Investments, notices of withdrawal and all other matters and communications related to the Plan should be addressed to:

     ATMOS Energy Corporation
     c/o BankBoston, N.A.
     Dividend Reinvestment Department
     Mail Stop: 45-01-06
     P. O. Box 1681
     Boston, MA 02105-1681

  PLEASE MENTION ATMOS ENERGY CORPORATION IN ALL CORRESPONDENCE AND PROVIDE YOUR PLAN ACCOUNT NUMBER AND/OR SOCIAL SECURITY NUMBER.

  Participants may also telephone the Agent at (617) 575-3100 or Toll Free at 1-800-543-3038, 9:00 a.m.-6:00 p.m. Eastern time, or may call Atmos Toll Free at 1-800-382-8667, 7:30 a.m.-4:30 p.m. Central time.

PARTICIPATION

  5. Who is eligible to participate in the Plan?

  Any person or entity, whether or not a holder of record of Common Stock, is eligible to join the Plan, provided that (a) such person or entity fulfills the prerequisites for participation described below under "Enrollment Procedures", and (b) in the case of citizens or residents of a country other than the United States, its territories, and possessions, participation would not violate local laws applicable to the Company or the participant.

  Participants in the Company's Employee Stock Ownership Plan ("ESOP") are not eligible to participate in the Plan through the ESOP; provided, however, that ESOP participants who are also shareholders of record are eligible to participate in the Plan with respect to shares held outside the ESOP, or they may join the Plan by making an Initial Investment.

ENROLLMENT PROCEDURES

  6. How does a person participate in the Plan?

    (a) Shareholders of record--After being furnished a copy of the Plan Prospectus, record holders of Common Stock may join the Plan by completing and returning to the Agent an enrollment authorization form (the "Enrollment Authorization Form") (See Question No. 7).

    (b) Beneficial Owners--A beneficial owner whose shares are registered in a name other than his or her own (for example, in the name of a broker or bank nominee) may participate by making arrangements with his or her broker or bank to participate on his or her behalf through the Depository Trust Company Dividend Reinvestment Service. Brokers and nominees owning Common Stock at Depository Trust Company may participate in the Plan through such service.

    (c) Persons not presently owners of shares of Common Stock--After being furnished a copy of the Plan Prospectus, a person not presently owning Common Stock may enroll in the Plan by completing and returning to the Agent an Initial Investment Form, and making an Initial Investment in the form of a check or money order in an amount not less than $200 or more than $100,000. (See Questions No. 7 and 14).

    (d) Establishment or rollover of an IRA or SEP-IRA--Individuals may use the Plan to establish an IRA or SEP-IRA and to make individual or employer Simplified Employee Pension contributions to the IRA or SEP-IRA or to roll over an existing IRA or SEP-IRA or other qualified plan distribution (See Question No. 20).

  7. What do the Enrollment Authorization Form and the Initial Investment Form provide?

  The Enrollment Authorization Form provides for the purchase of additional shares of Common Stock by a shareholder of record through the following investment options:

  "Full Dividend Reinvestment"--The Agent will apply all cash dividends on all shares then or subsequently registered in a participant's name, together with any Voluntary Cash Payments, toward the purchase of additional shares of Common Stock.

  "Partial Dividend Reinvestment"--A participant may elect to reinvest cash dividends paid on only a portion of the shares registered in the participant's name and held in certificated form or in the participant's Plan accounts by designating such election on the Enrollment Authorization Form. Participants electing partial reinvestment of cash dividends must designate the number of whole Plan shares and/or certificated shares for which they choose to receive cash dividends. Cash dividends will be sent to participants by check or deposited electronically into a bank checking or savings account, if requested. Dividends paid on all other Plan shares, together with Voluntary Cash Payments, will be applied toward the purchase of additional shares of Common Stock.

  "Voluntary Cash Payments Only"--A participant will continue to receive cash dividends on shares registered in his or her name in the usual manner, and the Agent will apply such Voluntary Cash Payments received toward the purchase of additional shares of Common Stock. Shares purchased with Voluntary Cash Payments will be held in the participant's Plan account unless otherwise directed, and dividends paid on such shares will be paid in cash or deposited electronically into the participant's bank account, if requested.

  Participants may elect to have cash dividends deposited electronically into a bank checking or savings account at no charge by completing and submitting to the Agent an Electronic Deposit of Dividends Enrollment Form and a voided check or deposit slip. The Electronic Deposit of Dividends Enrollment Forms are available upon request from both the Company and the Agent.

  The Initial Investment Form allows a person who is not a shareholder of record to purchase shares of Common Stock with a minimum payment of $200 up to a maximum payment of $100,000 and thereby become a participant in the Plan. The form contains the required certification as to backup withholding. A participant may elect to purchase shares through Full or Partial Dividend Reinvestment or Voluntary Cash Payments only, and may change the number of shares subject to dividend reinvestment from time to time by completing and submitting to the Agent a new Enrollment Authorization Form. To be effective with respect to a particular dividend, any change in the reinvestment election must be received by the Agent on or before the record date for such dividend. It is not necessary for participants to hold shares in certificated form to receive cash dividends on all or a portion of their whole shares.

  8. When may a person join the Plan?

  Shareholders of record may join the Plan at any time by completing an Enrollment Authorization Form and mailing it to the Agent. Non-shareholders may enroll in the Plan at any time by making an Initial Investment; provided, however, that any payment received as an Initial Investment without a properly completed Initial Investment Form will be returned and no action will be taken. Once in the Plan, such participant will remain a participant until he or she discontinues participation. If an Enrollment Authorization Form requesting reinvestment of dividends is received by the Agent on or before the record date for a dividend payment, then that dividend payment will be applied toward the purchase of shares of Common Stock. Record dates are ordinarily about the 25th day of February, May, August and November.

  If an Enrollment Authorization Form requesting reinvestment of dividends is received by the Agent from a shareholder after the record date established for a particular dividend, then the reinvestment of dividends will begin on the dividend payment date following the next record date if such shareholder is still a holder of record.

PURCHASES AND PRICE OF SHARES

  9. What is the source of Common Stock purchased under the Plan?

  Shares of Common Stock will be, at the Company's discretion, purchased either directly from the Company, in which event such shares will be either authorized but unissued shares or shares held by the Company as treasury stock, or on the open market, or by a combination of the foregoing.

  10. When will shares be purchased under the Plan?

  Purchases made directly from the Company will be made on the relevant Investment Date (as defined in the next paragraph). Purchases on the open market will begin on the Investment Date and will be completed no later than 30 days from such date except where completion at a later date is necessary or advisable under any applicable federal securities laws. Such purchases may be made on the New York Stock Exchange or any other securities exchange where such shares are traded, in the over-the-counter market or by negotiated transactions and may be subject to such terms with respect to price, delivery and other terms as the Agent may agree. Neither the Company nor any participant shall have any authority or power to direct the time or price at which shares may be purchased, or the selection of the broker or dealer through or from whom purchases are to be made.

When shares are purchased on the open market, participants become owners of shares as of the date of settlement and the reports sent to participants will reflect such settlement date. (See Question No. 17)

  There are at least four (4) Investment Dates each month. The Investment Dates will be the first business day of each week, except for any week which contains a dividend payment date, in which event the dividend payment date will become the Investment Date; provided, however, that if the dividend payment date is on a Friday, the Investment Date will be the following Monday. If, however, an Investment Date falls on a date on which the New York Stock Exchange is closed, the first succeeding day on which the New York Stock Exchange is open will be the Investment Date.

  11. What will be the price to the participant of shares purchased under the Plan?

  The price to the participant of shares purchased under the Plan with reinvested dividends will be 97% of the average price (as defined below). Purchases of stock made with Voluntary Cash Payments and Initial Investments will be made at 100% of such average price. In the case of purchases from the Company of Common Stock, the average price is determined by averaging the high and low sales prices of Common Stock as reported on the New York Stock Exchange-Composite Transactions on the relevant Investment Date. If no trading in Common Stock occurs on the New York Stock Exchange on the relevant Investment Date, the purchase price per share will be determined by averaging the high and low sales prices per share on the trading day immediately preceding the Investment Date and the trading day immediately following the Investment Date.

  In the case of purchases of Common Stock on the open market, the average price will be the weighted average purchase price of shares purchased on the relevant Investment Date.

  12. How many shares of Common Stock will be purchased for participants?

  The number of shares to be purchased depends on the amount of the participant's dividends, if any, and any Voluntary Cash Payments or Initial Investments received by the Agent. Each participant's account will be credited with the number of shares, including fractions computed to three decimal places, equal to the total amount invested divided by the purchase price. There is no maximum number of shares of Common Stock which can be purchased with reinvested dividends.

VOLUNTARY CASH PAYMENTS AND INITIAL INVESTMENTS

  13. How does the Voluntary Cash Payment feature of the Plan work?

  All eligible shareholders of record (except for brokers and nominees) who have submitted a signed Enrollment Authorization Form and new investors submitting an Initial Investment Form are eligible to make

Voluntary Cash Payments at any time. Payments may be made by check or money order or may be deducted automatically on a monthly basis from a financial institution account (see Question No. 21). All such payments must be payable to BankBoston in U.S. dollars. Checks drawn against non-U.S. banks must have the U.S. currency imprinted on the check. The Agent will not accept third party checks. The Agent will apply any Voluntary Cash Payment or Initial Investment received from a participant to the purchase of shares of Common Stock for the account of the participant on the next Investment Date if such Common Stock is purchased from the Company, and as soon as practicable beginning on the Investment Date if such Common Stock is purchased on the open market.

  In the event that any check is returned unpaid for any reason, the Agent will consider the request for investment of such money null and void and shall immediately remove from the participant's account shares, if any, purchased upon the prior credit of such money. The Agent shall thereupon be entitled to sell those shares to satisfy any uncollected amounts. If the net proceeds of the sale of such shares are insufficient to satisfy the balance of such uncollected amounts, the Agent shall be entitled to sell such additional shares from the participant's account to satisfy the uncollected balance.

  Brokers or nominees participating on behalf of beneficial owners may utilize only the dividend reinvestment feature of the Plan and may not utilize the Voluntary Cash Payment provision of the Plan. Therefore, if shares of Common Stock are held by a broker or nominee and the owner of such shares wishes to participate in the Voluntary Cash Payment feature of the Plan, such owner must become a shareholder of record by having all or part of such shares transferred to such owner's name or make an Initial Investment and become a participant in the Plan.

  14. How are Initial Investments made?

  Initial Investments must be at least $200 and not more than $100,000 in the form of a check or money order, and must be included with the completed Initial Investment Form and returned to the Agent at the address listed on the form.

  15. When will Voluntary Cash Payments and Initial Investments received by the Agent be invested?

  Voluntary Cash Payments and Initial Investments received by the Agent no later than 12:00 noon on the business day preceding an Investment Date will be held by the Agent and invested beginning on the next Investment Date following receipt of funds by the Agent. Upon a participant's written request received by the Agent at least two business days prior to the applicable Investment Date, a Voluntary Cash Payment or Initial Investment will be returned to the participant. However, no refund of a check or money order will be made until the funds have been actually received by the Agent.

EXPENSES AND COSTS

  16. What are the costs to participants in the Plan?

  For Plan participants, there are no brokers' commissions and no fees or service charges connected with stock purchases. The Company pays these costs, along with any costs for administration of the Plan (See Question No. 20). However, participants are charged a fee for selling shares through the Plan. (See Question No. 26)

REPORTS TO PARTICIPANTS

  17. What reports will be sent to participants in the Plan?

  Each participant will receive a statement of account showing amounts invested with Voluntary Cash Payments or Initial Investments, the purchase price including any discount received, the number of shares purchased and other information resulting from investment activity for the year to date. Each statement contains a form which can be used to deposit shares for safekeeping, make Voluntary Cash Payments or withdraw shares from the Plan. At each year-end, the statement will include all information pertaining to a participant's account for such year and should be retained for income tax purposes. In addition, each participant will receive copies of the same communications sent to every other holder of Common Stock, including the Company's quarterly earnings reports, Annual Report to Shareholders, and the Notice of Annual Meeting and Proxy Statement. Each participant will receive annually Internal Revenue information on Form 1099-DIV for reporting dividend income received.

STOCK CERTIFICATES AND SAFEKEEPING

  18. What is the Safekeeping feature of the Plan and how does it work?

  At the time of enrollment in the Plan, or at any later time, participants may use the Plan's Safekeeping service to deposit with the Agent Common Stock registered in the name of the participant. Shares deposited will be transferred into the name of the Agent or its nominee and credited to the participant's account under the Plan. Thereafter, such shares will be treated in the same manner as shares purchased through the Plan.

  By using the Plan's Safekeeping service, participants no longer bear the risk associated with loss, theft or destruction of stock certificates. Also, because shares deposited with the Agent are treated in the same manner as shares purchased through the Plan, they may be transferred or sold through the Plan in a convenient and efficient manner. Dividends paid on shares deposited for Safekeeping may be reinvested or paid in cash. Participants may elect to receive cash dividends on all or a portion of such shares by completing and submitting to the Agent a new Enrollment Authorization Form indicating the number of whole Plan shares for which they choose to receive cash dividends. Participants may receive cash dividends by check or electronic deposit into a bank checking or savings account. Participants may request electronic deposit of dividends by completing and submitting to the Agent an Electronic Deposit of Dividends Enrollment Form, available from both the Company and the Agent. (See Question No. 7)

  Participants who wish to deposit their Common Stock certificates with the Agent should consider sending them to the Agent by registered mail, first class mail, or certified mail, return receipt requested, properly insured, to the following address, since the participant bears the risk of replacement costs if the certificates are lost in transit:

    BankBoston, N.A.
    Dividend Reinvestment
    Mail Stop: 45-01-06
    P.O. Box 1681
    Boston Massachusetts 02105

  Certificates sent by overnight delivery service should be addressed to:

    BankBoston, N.A.
    Dividend Reinvestment
    Mail Stop: 45-01-06
    150 Royal Street
    Canton, Massachusetts 02021

  THE STOCK CERTIFICATES SHOULD NOT BE ENDORSED.

  19. What happens to shares purchased under the Plan?

  Shares purchased under the Plan will be automatically held in safekeeping by the Agent in its name or the name of its nominee. The number of shares (including fractional interests) held for each participant will be shown on each statement of account. Participants may obtain a new certificate for all or some of the whole shares of Common Stock held in their Plan accounts upon written request to the Agent. Any remaining shares will continue to be held by the Agent.

  Dividends on shares purchased through the Plan, whether they are held by the participant in certificated form or by the Agent, may be paid in cash to the shareholder by check or electronic deposit or reinvested pursuant to the shareholder's instruction to the Agent contained in a completed Enrollment Authorization Form. Any change in the number of shares subject to dividend reinvestment must be made by completion of a new Enrollment Authorization Form.

INDIVIDUAL RETIREMENT ACCOUNT

  20. What is the IRA feature of the Plan and how does it work?

  The Plan may be used to establish an IRA or SEP-IRA and to make contributions to the IRA or to roll over an existing IRA or other qualified plan distribution. A participant may make individual cash contributions to a Plan IRA and, if the participant's employer has established a Simplified Employee Pension (SEP) plan, may also have the employer's SEP contributions made to the Plan IRA. After being furnished with a copy of the Prospectus and a statement describing the legal rights and requirements of an IRA (an "IRA Disclosure Statement"), an individual may open an IRA or SEP-IRA by completing and signing an IRA Enrollment Form and returning it to the Agent with an initial contribution. The minimum initial contribution for an IRA Plan account is $200. Rollover contributions from another IRA or qualified plan may be made by a record holder in any amount. Such person may transfer from an existing IRA into a Plan IRA by completing an IRA Enrollment Form and IRA Asset Transfer Form and returning them to the Agent. IRA Enrollment Forms, IRA Asset Transfer Forms, and IRA Disclosure Statements are available upon request from both the Agent and the Company.

  The annual fee charged by the Agent for administration of an IRA will be paid by the Company.

AUTOMATIC MONTHLY INVESTMENT

  21. What is the Automatic Monthly Investment feature of the Plan and how does it work?

  Participants may make Voluntary Cash Payments by means of an Automatic Monthly Investment of not less than $25 nor more than a total of $100,000 during a calendar year by electronic funds transfer from a predesignated U.S. account.

  If a participant has already established a Plan account and wishes to initiate Automatic Monthly Investments, he must complete and sign an Automatic Monthly Investment Form and return it to the Agent together with a voided blank check (for a checking account) or deposit slip (for a savings account) for the account from which funds are to be drawn. Automatic Monthly Investment Forms may be obtained from both the Agent and the Company. Forms will be processed and will become effective as promptly as practicable.

  If a non-shareholder wishes to establish a Plan account by means of an Initial Investment, he may also initiate Automatic Monthly Investments by completing the appropriate section of the Initial Investment Form.

  Once Automatic Monthly Investment is initiated, funds will be drawn from the participant's designated account on the business day preceding the second weekly investment of the month and will be invested in shares of Common Stock beginning on that Investment Date.

  Participants may change the amount of their Automatic Monthly Investment by completing and submitting to the Agent a new Automatic Monthly Investment Form. To be effective with respect to a particular Investment

Date. However, the new Automatic Monthly Investment Form must be received by the Agent by the 25th day of the month preceding such Investment Date. Participants may terminate their Automatic Monthly Investment by notifying the Agent in writing.

TRANSFER OF SHARES

  22. May a participant assign or transfer all or a part of his or her shares held under the Plan to another person?

  Yes. If a participant wishes to change the ownership of all or part of his or her shares held under the Plan through gift, private sale or otherwise, the participant may effect the transfer by mailing to the Agent a properly completed and executed Stock Power Assignment Separate from Certificate Form ("Stock Power") or Gift Transfer Form. Transfers of a participant's shares may be made in whole and/or fractional share amounts; provided, however, that with respect to any transfer which establishes a new Plan account, at least one whole share must be transferred. Requests for transfer are subject to the same requirements as for the transfer of Common Stock certificates, including the requirement of a medallion signature guarantee. Stock Powers and Gift Transfer Forms are available upon request from the Agent.

  23. If Plan shares are transferred to another person, will the Agent issue a stock certificate to the transferee?

  If the participant so requests, a stock certificate(s) will be issued to the transferee. Otherwise, shares transferred will continue to be held by the Agent under the Plan. An account will be opened in the name of the transferee, if he or she is not already a participant, and such transferee will automatically be enrolled in the Plan under the Full Dividend Reinvestment Option, and all dividends on shares transferred to the transferee's Plan account will be reinvested under the terms of the Plan.

  24. How will a transferee be advised of his stock ownership?

  The transferee will receive a statement showing the number of shares transferred to and held in the transferee's Plan account. At the transferor's request, a gift certificate evidencing the transfer will be sent to the transferee.

TAX CONSEQUENCES

  25. What are the federal income tax consequences of participation in the Plan?

  The following is a general discussion of certain material federal income tax consequences with respect to participation in the Plan and is based on current federal income tax law. Plan participants should consult their own tax advisors to determine particular tax consequences (including state income tax consequences) that may result from participation in the Plan and subsequent disposition of shares acquired pursuant to the Plan. This summary does not discuss federal or foreign income tax consequences to participants who are not citizens or residents of the United States or who reside outside of the United States.

  Reinvested Dividends. In the case of reinvested dividends whereby the Agent acquires shares for a participant's account directly from the Company, the participant must include in gross income as a dividend an amount equal to the fair market value of the shares (as of the date of the distribution) purchased with the participant's reinvested dividends. The participant's basis in those shares will also equal the fair market value of the purchased shares on the dividend payment date. (See Question No. 11.)

  Alternatively, when the Agent purchases Common Stock for a participant's account on the open market with reinvested dividends, the participant must include in gross income as a dividend an amount equal to the full amount of the cash dividend used to purchase such shares plus that portion of any brokerage commissions paid by the Agent which are attributable to the purchase of the participant's shares. The participant's basis in Plan shares held for his or her account will be equal to their purchase price plus allocable brokerage commissions.

  Voluntary Cash Payments and Initial Investments. In the case of shares purchased on the open market with Voluntary Cash Payments or Initial Investments, shareholders must include in gross income as a dividend an amount equal to any brokerage commissions paid by the Company. The participant's basis in the shares acquired with Voluntary Cash Payments or Initial Investments will be the cost of the shares to the Agent plus an allocable share of any brokerage commissions paid by the Company.

  Receipt or Disposition of Shares. A participant will not realize any taxable income when he or she receives certificates for whole shares credited to his or her account under the Plan, either upon a request for such certificates or upon withdrawal from or termination of the Plan. However, the participant who receives, upon withdrawal from or termination of the Plan, a cash payment for the sale of Plan shares held for such participant's account or for a fractional share then held in his or her account will realize gain or loss measured by the difference between the amount of the cash received and the participant's basis in such shares or fractional share. Such gain or loss will be capital in character if such shares or fractional shares are a capital asset in the hands of the participant.

  Tax Information and Backup Withholding. Participants will receive annual tax information with respect to dividend income received in connection with the Plan, as if such amounts had been paid directly to the participants. Participants will continue to be subject to the backup withholding requirements of the federal income tax laws. If such requirements are not satisfied, 31% of the dividends payable to a participant will be withheld and paid to the Internal Revenue Service and will not be reinvested under the Plan.

  Additional Information. A participant's holding period for shares acquired pursuant to the Plan will begin on the day following the Investment Date. In the case of corporate shareholders, dividends may be eligible for the dividends-received deduction. The Tax Equity and Fiscal Responsibility Act of 1982 imposes certain reporting obligations upon brokers and other middlemen. As a result, the Plan Administrator may be required to report to the Internal Revenue Service and the participant any sale of shares effected on behalf of a participant. For further information as to tax consequences of participation in the Plan, participants should consult with their own tax advisors.

TERMINATION OF PARTICIPATION

  26. How and when may a participant terminate participation in the Plan?

  A participant may terminate participation in the Plan any time by notice in writing to the Agent received prior to a dividend record date. As soon as practicable following termination, the Agent will send the participant a certificate for the whole shares in the participant's Plan account. If the participant so requests, the Agent will sell all or a portion of such shares and remit to the participant the proceeds of the sale, less brokerage commissions of not more than five cents ($.05) per share, any transfer tax and a fee of $5 charged by the Agent. If the request to terminate is received by the Agent on or after the record date for a dividend payment, such request to terminate may not become effective until any dividend paid on the dividend payment date has been reinvested and the shares of Common Stock purchased are credited to the participant's account under the Plan. The Agent, in its sole discretion, may either pay any such dividend in cash or reinvest it in Common Stock on behalf of the terminating participant. If such dividend is reinvested, the Agent will sell the shares purchased and remit the proceeds to the participant (less commissions and fees, as described above). Any Voluntary Cash Payment which had been sent to the Agent prior to the request to terminate will also be invested unless return of the amount is expressly requested in the request for termination and such request is received at least two business days prior to the relevant Investment Date. In every case of termination, the participant's interest in a fractional share will be paid in cash based on the then current market price of Common Stock as reported on the New York Exchange-Composite Transactions (less commissions and fees, as described above). The Agent, at its discretion, may terminate any account which contains only a fraction of a share by paying the account holder the dollar value of such fractional share (less commissions and fees, as described above).

  After termination, dividends on shares held in certificated form will be paid to the shareholder in cash or deposited electronically into the shareholder's bank account, if requested, unless and until the shareholder rejoins the Plan, which he or she may do at any time by completing and returning an Enrollment Authorization Form to the Agent.

  A participant may request that the Agent sell some, but not all, of the shares in a Plan account, and remit the proceeds (less commissions and fees as described above) to the participant as soon as possible. If the request to sell is received by the Agent after the record date for a dividend payment, any dividends paid on those shares will be reinvested and the shares of Common Stock purchased will be credited to the participant's Plan account.

MISCELLANEOUS

  27. What happens when participants sell or transfer all of the shares registered in their names?

  When participants sell or transfer all of the Common Stock registered in their names, the Agent will continue to purchase shares of Common Stock with the dividends on the shares credited to their accounts under the Plan until otherwise notified.

  28. What happens if the Company has a rights offering?

  In the case of a Common Stock rights offering, Plan participants will receive rights based upon whole shares of Common Stock registered in their names as of the record date for any such rights offered, and whole shares credited to their accounts under the Plan as of the record date.

  29. What happens if the Company issues a stock dividend or declares a stock split?

  All stock dividend or split shares of Common Stock distributed by the Company will be added to the participant's account unless the participant instructs the Agent otherwise at least five (5) days prior to the stock dividend or stock split payment date. The Agent will issue a certificate(s) for any split shares or stock dividend credited to a participant's account upon written request to the Agent.

  30. How will a participant's shares be voted at shareholders' meetings?

  Full and fractional shares held in the Plan for a participant will be voted as the shareholder directs. A participant will receive a proxy card showing the total number of shares he or she holds, both those registered in the participant's name and those the participant holds through the Plan.

  31. May the Plan be modified or discontinued?

  The Company reserves the right to suspend, modify or terminate the Plan at any time. All shareholders, both participants and non-participants in the Plan, will be notified of any suspension, termination or significant modification of the Plan. If the Plan is terminated, shares held in the participant's account will be distributed as described in Question No. 26.

  32. Who interprets and regulates the Plan?

  The Company reserves the right to interpret and regulate the Plan, as deemed desirable or necessary, in connection with its operation. Additionally, each of the Company and the Agent reserves the right to terminate enrollment of any participant who participates in the Plan in a manner abusive of the purpose and intent of the Plan as determined by the Company or Agent or in a manner deemed by the Company or Agent not to be in the best interest of shareholders generally.

  33. What are the responsibilities of the Company and the Agent under the Plan?

  Neither the Company nor the Agent will be liable for any good faith act or for any good faith omission to act, including, without limitation, any claim or liability arising out of failure to terminate a participant's account upon such participant's death, the prices at which shares of Common Stock are purchased or sold for a participant's account, the times when purchases or sales are made, or fluctuations in the market value of Common Stock. However, nothing contained in this provision affects a shareholder's right to bring a cause of action based on alleged violations of the federal securities laws.

  34. Does participation in the Plan involve any risk?

  The risk to participants is the same as with any other investment in Common Stock of the Company. A participant may lose an advantage otherwise available from being able to select more specifically the timing of investment or sale of shares. Participants must recognize that neither the Company nor the Agent can assure a profit or protect against a loss on the shares purchased under the Plan.

                                USE OF PROCEEDS

  The Company does not know the number of shares that ultimately will be purchased from the Company under the Direct Stock Purchase Plan nor the prices at which such shares will be sold. The purpose of the Direct Stock Purchase Plan is to provide to Company shareholders, customers and other investors a simple, convenient and economical way to accumulate and increase their investment in Common Stock and to reinvest all or a portion of their cash dividends in additional shares of Common Stock. The Direct Stock Purchase Plan permits the Company to increase its shareholder base and provides the Company with a relatively inexpensive source of additional capital. The proceeds are intended to be used for general corporate purposes.

                                 LEGAL OPINION

  The validity of the shares of Common Stock offered hereby has been passed upon for the Company by Locke Purnell Rain Harrell (A Professional Corporation), 2200 Ross Avenue, Suite 2200, Dallas, Texas 75201. Dan Busbee, a director of the Company, is a shareholder in such law firm.

                                    EXPERTS

  The consolidated financial statements of the Company at September 30, 1996 appearing in the Company's Annual Report on Form 10-K have been audited by Ernst & Young LLP, independent auditors, as set forth in their report included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                INDEMNIFICATION

  As authorized by Article 2.02-1 of the Texas Business Corporation Act (the "TBCA"), each director and officer of the Company may be indemnified by the Company against expenses (including attorney's fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceedings in which he is involved by reason of the fact that he is or was a director or officer of the Company if he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful. In each case, such indemnity shall be to the fullest extent authorized by the TBCA, as amended. If the director or officer is found liable for willful or intentional misconduct in the performance of his duty to the Company then indemnification will not be made.

  Article Tenth of the Restated Articles of Incorporation of the Company provides that no director of the Company shall be personally liable to the Company or its shareholders for monetary damages for any breach of fiduciary duty as a director except for liability (1) for any breach of duty of loyalty to the Company or its shareholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(3) for a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office, (4) for an act or omission for which the liability of a director is expressly provided by statute or (5) for an act related to an unlawful stock repurchase or payment of a dividend. In addition, Article Ninth of the Restated Articles of Incorporation and Article Ninth of the Amended and Restated Bylaws of the Company require the Company to indemnify to the fullest extent authorized by law any person made or threatened to be made party to any action, suit or proceeding, whether criminal, civil, administrative, arbitrative or investigative, by reason of the fact that such person is or was a director or officer of the Company or serves or served at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of any other enterprise.

  The Company maintains an officers' and directors' liability insurance policy insuring officers and directors against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The effect of such policy is to indemnify such officers and directors of the Company against losses incurred by them while acting in such capacities.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company, pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in such act and is therefore unenforceable.

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                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Available Information......................................................   2
Incorporation of Certain Documents by Reference............................   2
The Company................................................................   3
The Offering...............................................................   3
Plan of Distribution.......................................................   4
The Plan...................................................................   4
 Purpose and Advantages....................................................   4
 Disadvantages of the Plan.................................................   5
 Administration............................................................   5
 Participation.............................................................   6
 Enrollment Procedures.....................................................   6
 Purchases and Price of Shares.............................................   8
 Voluntary Cash Payments and Initial Investments...........................   9
 Expenses and Costs........................................................  11
 Reports to Participants...................................................  11
 Stock Certificates and Safekeeping........................................  11
 Individual Retirement Account.............................................  13
 Automatic Monthly Investment..............................................  13
 Transfer of Shares........................................................  14
 Tax Consequences..........................................................  14
 Termination of Participation..............................................  16
 Miscellaneous.............................................................  17
Use of Proceeds............................................................  18
Legal Opinion..............................................................  18
Experts....................................................................  19
Indemnification............................................................  19

                               ----------------

 NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRE-SENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY ATMOS ENERGY CORPORATION. NEI-THER THE DELIVERY OF THIS PROSPECTUS, NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF ATMOS ENERGY CORPORATION SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAK-ING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

-------------------------------------------------------------------------------
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                                     ATMOS
                                    ENERGY
                                  CORPORATION

                [LOGO OF ATMOS ENERGY CORPORATION APPEARS HERE]

                          DIRECT STOCK PURCHASE PLAN

                               ----------------

                                  PROSPECTUS

                               ----------------

-------------------------------------------------------------------------------
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

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     Set forth below is an estimate of the approximate amount of fees and expenses payable by the Company in connection with the offering described in the Registration Statement.


                                                         Approximate
                                                           Amount
                                                         -----------

Securities and Exchange Commission registration fee..      $11,000
                                                           -------
Printing and engraving expenses......................       30,000
                                                           -------
Legal fees and expenses..............................        5,000
                                                           -------
Miscellaneous expenses...............................        1,000
                                                           -------
 TOTAL...............................................      $47,000
                                                           =======

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Texas Business Corporation Act permits, and in some cases requires, corporations to indemnify directors and officers who are or have been a party or are threatened to be made a party to litigation against judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses under certain circumstances. Article IX of the Company's Restated Articles of Incorporation and Article IX of the Company Bylaws provide for indemnification of judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses and the advance payment or reimbursement of such reasonable expenses to directors and officers to the fullest extent permitted by law.

     The Company maintains an officers' and directors' liability insurance policy insuring officers and directors against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The effect of such policy is to indemnify such officers and directors of the Company against loss incurred by them while acting in such capacities.


ITEM 16.  EXHIBITS.

    4.1 Specimen Common Stock Certificate (Energas Company) (incorporated by reference from Exhibit (4) of Registrant's Form 10 dated October 28, 1983 (File No. 0-11249)).

    4.2 Specimen Common Stock Certificate (Atmos Energy Corporation) (incorporated by reference from Exhibit (4)(b) of Registrant's Form 10-K for the fiscal year ended September 30, 1988
           (File No. 1-10042)).

    4.3(a) Rights Agreement dated as of April 27, 1988, between the Registrant and Morgan Shareholder Services Trust Company (incorporated by reference from Exhibit (1) of Registrant's Form 8-K filed May 10, 1988 (File No. 0-11249)).

    4.3(b) Amendment No. 1 to Rights Agreement dated August 10, 1994
           (incorporated by reference from Exhibit 4.3(b) of Registrant's Form 10-K for the fiscal year ended September 30, 1994
           (File No. 1-10042)).

    4.3(c) Certificate of Adjusted Price dated August 15, 1994 (incorporated by reference to Exhibit 4.3(c) of Registrant's Form 10-K for the fiscal year ended September 30, 1994 (File No. 1-10042)).

    5.1    Opinion of Locke Purnell Rain Harrell (A Professional Corporation).

   23.1 Consent of Locke Purnell Rain Harrell (A Professional Corporation) (included in Exhibit No. 5.1).

   23.2    Consent of Ernst & Young, LLP.

   24.1    Power of Attorney (included on signature pages).

   99.1    Enrollment Authorization Form.

   99.2    Initial Investment Form.

   99.3    Electronic Deposit of Dividends Enrollment Form.

   99.4    IRA Enrollment Form.

   99.5    IRA Asset Transfer Form.

   99.6    Automatic Monthly Investment Form.


ITEM 17.  UNDERTAKINGS.

     (1)  The registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

       Provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (2) That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of Expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 30, 1997.


                                     ATMOS ENERGY CORPORATION


                                     By:   /s/  Robert W. Best
                                        -----------------------------------
                                        Robert W. Best, Chairman, President
                                          and Chief Executive Officer


                               POWER OF ATTORNEY

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby constitutes and appoints Robert W. Best his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.


/s/  Robert W. Best                                        July 30, 1997
------------------------   Chairman of the Board,      -----------------------
   Robert W. Best            President and Chief
                             Executive Officer
                             (Principal Executive Officer)


/s/  Larry J. Dagley                                       July 30, 1997
------------------------   Executive Vice              -----------------------
   Larry J. Dagley           President and Chief
                             Financial Officer
                             (Principal Financial Officer)


/s/ David L. Bickerstaff                                    July 30, 1997
------------------------   Vice President and          -----------------------
  David L. Bickerstaff       Corporate Controller
                             (Principal Accounting Officer)

/s/ Travis W. Bain II                                       July 30, 1997
-----------------------    Director                    -------------------------
Travis W. Bain II

/s/ Dan Busbee                                              July 30, 1997
-----------------------    Director                    -------------------------
Dan Busbee

/s/ Thomas Meredith                                         July 30, 1997
-----------------------    Director                    -------------------------
Thomas Meredith

/s/ Phillip E. Nichol                                       July 30, 1997
-----------------------    Director                    -------------------------
Phillip E. Nichol

/s/ Carl S. Quinn                                           July 30, 1997
-----------------------    Director                    -------------------------
Carl S. Quinn

/s/ Lee E. Schlessman                                       July 25, 1997
-----------------------    Director                    -------------------------
Lee E. Schlessman

/s/ Charles K. Vaughan                                      July 30, 1997
-----------------------    Director                    -------------------------
Charles K. Vaughan

/s/ Richard Ware II                                         July 23, 1997
-----------------------    Director                    -------------------------
Richard Ware II

                                 EXHIBIT INDEX


EXHIBIT                                                                 PAGE
NUMBER                            DESCRIPTION                          NUMBER
-------                           -----------                       ------------


  4.1 Specimen Common Stock Certificate (Energas Company) (incorporated by reference to Exhibit (4) of Registrant's Form 10 dated
         October 28, 1983 (File No. 0-11249))  . . . . . . . . . . . . . . .

  4.2 Specimen Common Stock Certificate (Atmos Energy Corporation) (incorporated by reference to Exhibit (4) (b) of Registrant's
         Form 10-K for the fiscal year ended September 30, 1988
         (File no. 1-10042))   . . . . . . . . . . . . . . . . . . . . . . .

  4.3(a) Rights Agreement dated as of April 27, 1988, between the Registrant and Morgan Shareholder Services Trust Company (incorporated by reference to Exhibit (1) of Registrant's Form 8-K filed
         May 10, 1988 (File No. 0-11249))  . . . . . . . . . . . . . . . . .

  4.3(b) Amendment No. 1 to Rights Agreement dated August 10, 1994
         (incorporated by reference to Exhibit 4.3(b) of Registrant's
         Form 10-K for the fiscal year ended September 30, 1994
         (File No. 1-10042)) . . . . . . . . . . . . . . . . . . . . . . . .

  4.3(c) Certificate of Adjusted Price dated August 15, 1994 (incorporated by reference to Exhibit 4.3(c) of Registrant's Form 10-K for the
         fiscal year ended September 30, 1994 (File No. 1-10042))  . . . . .

  5.1    Form of Opinion of Locke Purnell Rain Harrell (A Professional
         Corporation). . . . . . . . . . . . . . . . . . . . . . . . . . . .

 23.1    Form of Consent of Locke Purnell Rain Harrell (A Professional
         Corporation, (included in Exhibit No. 5.1)  . . . . . . . . . . . .

 23.2    Form of Consent of Ernst & Young LLP. . . . . . . . . . . . . . . .

 24.1    Power of Attorney (included on signature pages) . . . . . . . . . .

 99.1    Enrollment Authorization Form . . . . . . . . . . . . . . . . . . .

 99.2    Initial Investment Form . . . . . . . . . . . . . . . . . . . . . .

 99.3    Electronic Deposit of Dividends Enrollment Form . . . . . . . . . .

 99.4    IRA Enrollment Form . . . . . . . . . . . . . . . . . . . . . . . .

 99.5    IRA Asset Transfer Form . . . . . . . . . . . . . . . . . . . . . .

 99.6    Automatic Monthly Investment Form . . . . . . . . . . . . . . . . .